UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[ ]     Preliminary Information Statement

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RANGO ENERGY INC.
(Name of Registrant as Specified in Charter)

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RANGO ENERGY INC.
400 S. Zang Blvd, Suite 812, Dallas, Texas, U.S.A, 75208
Telephone: (888) 224-6039 and Facsimile: (214) 441-2679

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Regulation 14C
of the Securities Exchange Act of 1934

This is an information statement (the "Information Statement") that is being filed with the U.S. Securities and Exchange Commission (the "SEC") pursuant to Rule 14c-5 of the Securities Exchange Act of 1934.

September 16, 2013

To the Stockholders of Rango Energy Inc.:

Notice is hereby given to holders of common stock, par value $0.001 per share of Rango Energy Inc. (the "Company"), a Nevada corporation, of record at the close of business on the record date, September 3, 2013, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regards to the proposed amendment to the Company's articles of incorporation (the "Articles of Incorporation") to increase the Company's authorized capital stock from 150,000,000 shares of common stock with a par value of $0.001 to 1,000,000,000 shares of common stock with a par value of $0.001 per share.

Please note that this is not a request for your vote or a proxy statement, but rather an Information Statement designed to inform you of the amendments to our Articles of Incorporation.

We are not asking you for a proxy and you are requested not to send us a proxy.

SUMMARY OF PROPOSED AMENDMENT AND RELEVANT DATES

On September 3, 2013 our Board of Directors unanimously approved the amendment to our Articles of Incorporation (the "Articles of Amendment") to increase the Company's authorized capital stock to 1,000,000,000 shares of common stock with a par value of $0.001 per share. Our Board of Directors has fixed the close of business on September 3, 2013 as the record date for the determination of stockholders who are entitled to receive this Information Statement. There were 102,588,543 shares of our common stock issued and outstanding on September 3, 2013.

Subsequent to our Board of Directors' approval of the amendment, on September 3, 2013, the holders of the majority of the outstanding shares of common stock of our Company as of the record date provided written consent to the Articles of Amendment to our Articles of Incorporation. We will not file the Articles of Amendment to our Articles of Incorporation until at least 20 days after the filing and mailing of this Information Statement in definitive form. We anticipate that the definitive Information Statement will be mailed on or about September 16, 2013 to all stockholders of record as of the record date, and that the definitive Information Statement will be filed with the SEC on the same date. We anticipate that the Articles of Amendment to our Articles of Incorporation will be filed with the Nevada Secretary of State, and will become effective, on or about October 7, 2013.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION

Our Articles of Incorporation authorize the issuance of 150,000,000 shares of common stock, $0.001 par value. On September 3, 2013, the Board of Directors approved an amendment to our Articles of Incorporation to increase the number of our authorized common stock to 1,000,000,000 shares, $0.001 par value.

As of the record date of September 3, 2013, we had 102,588,543 shares issued and outstanding. Stockholder approval for the amendment to our Articles of Incorporation was obtained by written consent of stockholders owning 55,000,000 shares of our common stock, which represented approximately 53.6% of our issued and outstanding common shares on the record date.

The proposed Articles of Amendment to our Articles of Incorporation are attached hereto as Schedule A. The Articles of Amendment will become effective when they are filed with the Nevada Secretary of State.

Reasons for the Increase in the Number of Authorized Shares of Common Stock

The purpose of increasing the Company's authorized stock to 1,000,000,000 shares of common stock is to enable the Board of Directors to have additional shares of common stock available to effect transactions (including private placements) to raise capital for our Company. Our Board of Directors believes that it is in the best interests of our Company to increase its number of authorized shares of common stock for such purpose.

The Company has no current plans, proposals or arrangements to issue any of the additional shares that will become authorized share capital of the Company pursuant to the proposed increase in authorized share capital described herein. However, opportunities for equity financings could arise at any time. If the Board of Directors deemed it to be in the best interests of our Company and the stockholders to issue additional shares of common stock in the future from authorized shares, the Board of Directors generally will not seek further authorization from the Company's stockholders, unless such authorization is otherwise required by law or regulations.

Impact of the Issuance on Existing Stockholders

Our existing common stockholders will have rights which are equal to those of the holders of any common stock which could be issued following the increase in authorized common stock. The increase in the number of authorized shares of common stock, in and of itself, will not result in dilution. However, stockholders are subject to the risk of substantial dilution to their interests which would result if shares of common stock are issued, and as a result of any such issuance of common stock the current stockholders will own a smaller percentage of the Company's outstanding common stock.

Anti-Takeover Effects of the Proposed Amendment

Although the Company has no present intention or plan to employ the additional unissued authorized shares as an anti-takeover device, it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders. For example, shares of authorized and unissued common stock could (within the limits imposed by applicable law) be issued in one or more transactions that would discourage persons from attempting to gain control of the Company, by diluting the voting power of shares then outstanding. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Each of these could potentially limit the opportunity for the Company's stockholders to dispose of their stock at a premium.

The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the proposed Articles of Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock is not being proposed with the intention that it be utilized as a type of anti-takeover device or to secure management's positions within the Company.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the record date, September 3, 2013, we had a total of 102,588,543 shares of common stock, $0.001 par value per share, issued and outstanding.

The following table sets forth, as of the record date of September 3, 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Harpreet Sangha President, Chief Executive, Secretary, Chairman and a director 400 S. Zang Blvd, Suite 812 Dallas, Texas USA 75208	10,000,000	9.7%
Herminder Rai Chief Financial Officer and a director 400 S. Zang Blvd, Suite 812 Dallas, Texas USA 75208	3,500,000	3.4%
Craig Alford Vice President Exploration and a director 400 S. Zang Blvd, Suite 812 Dallas, Texas USA 75208	6,500,000	6.3%
Directors and Executive Officers as a Group (3 people)	20,000,000	19.5%

Notes:

(1)     Based on 102,588,543 shares of common stock issued and outstanding as of September 3, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

DESCRIPTION OF THE COMPANY

We are an independent energy company engaged in the acquisition, exploration and development of oil and natural gas properties in North America, with current operations in the ArkLaTex region. Our objective is to seek out and develop opportunities in the oil and natural gas sectors that represent low risk opportunities for our Company and its shareholders. In addition, our Company aims to seek larger projects that can be developed and produced with joint venture partners.

The ArkLaTex is a U.S. socio-economic region where Arkansas, Louisiana, Texas, and Oklahoma intersect. The region is centered on the Shreveport/Bossier metropolitan area in Northwest Louisiana. The region's history is heavily linked with the oil industry. The geology associated with the deposition of sediments from the Mississippi River, in particular, makes this area an abundant source for the oil and gas industries, which leads to the high levels of oil production within the region.

We were incorporated under the laws of the State of Nevada on January 31, 2007, under the name "Avro Energy Inc". On November 14, 2011, we changed our name to "Rango Energy Inc".

Our principal offices are located at 400 S. Zang Blvd, Suite 812, Dallas, Texas, U.S.A., 75208. Our telephone number is (888) 224-6039 and our fax number is (214) 441-2679.

DISSENTER'S RIGHTS

Under Nevada law stockholders are not entitled to dissenter's rights of appraisal with respect to our Company's proposed Articles of Amendment to its Articles of Incorporation.

INTEREST OF CERTAIN PERSONS IN OR
OPPOSITION TO MATTERS TO BE ACTED UPON

None of the Company's directors and officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the matter to be acted upon which is not shared by all other holders of the Company's common stock. All members of the Board of Directors of the Company approved the proposal discussed above on September 3, 2013. To our knowledge, no director has advised that he intends to oppose the Articles of Amendment, as more particularly described herein. No security holder entitled to vote at a shareholders' meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board of Directors.

DELIVERY OF DOCUMENTS TO
SECURITY HOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing such address. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of this Information Statement to the stockholder at the shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such notice, it may be given verbally by telephoning the Company's offices at (888) 224-6039 or by mail to the Company's address at:

400 S. Zang Blvd, Suite 812, Dallas, Texas, U.S.A., 75208
Attention: The President.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information that the Company has filed with the SEC, may be inspected and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC, U.S.A., 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

RANGO ENERGY INC.

By:
        /s/ Harpreet Sangha
        Harpreet Sangha
        President, Chief Executive Officer, Secretary
        Chairman and a Director

Schedule A

CERTIFICATE OF AMENDMENT

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Rango Energy Inc.

2.     The Articles of Incorporation have been amended as follows (provide article numbers, if available):

3.     The authorized capital stock of the Corporation will consist of one billion (1,000,000,000) shares of common stock, par value $0.001 per share.

3.     The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.6%.

4.     Effective date of filing (optional):

5.     Officer Signature (required):

X /s/ Harpreet Sangha
Signature of Officer

*     If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

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